CUSIP No.90337L108                     13G
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                       EXHIBIT NO. 99.1 TO SCHEDULE 13G
                            JOINT FILING AGREEMENT
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                              February 05, 2025
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              MORGAN STANLEY, Calvert Research and Management and Calvert Impact

              Fund, Inc. - Calvert Small-Cap Fund hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


           MORGAN STANLEY

           BY: /s/ Christopher O'Hara
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           Christopher O'Hara/Authorized Signatory, Morgan Stanley

           Calvert Research and Management

           BY: /s/ Hope Brown
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           Hope Brown/Authorized Signatory,
           Calvert Research and Management

           Calvert Impact Fund, Inc. - Calvert Small-Cap Fund

           BY: /s/ Deidre E. Walsh
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           Deidre E. Walsh/Authorized Signatory,
           Calvert Impact Fund, Inc. - Calvert Small-Cap Fund


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).